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                                                                     Exhibit 4.1


                                     FORM OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               AGERE SYSTEMS INC.




                                    ARTICLE I
                                      Name

        SECTION 1.01. The name of the Corporation (which is hereinafter referred to as the "Corporation") is "Agere Systems Inc."

                                   ARTICLE II
                                Registered Agent

        SECTION 2.01. The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of the Corporation's registered agent at such address is Corporation Service Company.

                                   ARTICLE III
                                     Purpose

        SECTION 3.01. The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV
                                  Capital Stock

        SECTION 4.01. The Corporation shall be authorized to issue 10,250,000,000 shares of capital stock, of which (i) 5,000,000,000 shares shall be shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and 5,000,000,000 shares shall be shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock being collectively referred to herein as the "Common Stock"), and (ii) 250,000,000 shares shall be shares of preferred stock, $1.00 par value ("Preferred Stock").

        SECTION 4.02. Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors" and each member thereof, a "Director") is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the DGCL (a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:


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        (a)     the designation of the series, which may be by distinguishing number, letter or title;

        (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

        (c) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

        (d) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

        (e) the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

        (f) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

        (g) the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

        (h) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

        (i) restrictions on the issuance of shares of the same series or of any other class or series, if any; and

        (j) the voting rights, if any, of the holders of shares of the series.


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        There has been created a series of Preferred Stock of the Corporation having the following designation, number of shares, relative rights, preferences and limitations:

        (a) Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 11,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

        (b)     Dividends and Distributions.

                (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Class A Common Stock or Class B Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after March 27, 2001 declare and pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this subsection
(b) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend


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Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

        (c) Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.


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                (D)     If, at the time of any annual meeting of stockholders
for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Series A Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock as is specified in paragraph (A) of this subsection
(c). Each such additional director shall not be classified, but shall serve until the next annual meeting of stockholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this paragraph (D). Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this paragraph (D) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this paragraph
(D) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this subsection (c).

        (d)     Certain Restrictions.

                (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in subsection
(b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends


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        are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this subsection (d), purchase or otherwise acquire such shares at such time and in such manner.

        (e) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

        (f) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation,


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dissolution or winding up of the Corporation within the meaning of this subsection (f). In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (g) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (h) No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

        (i) Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

        (j) Amendment. At any time that any shares of Series A Preferred Stock are outstanding, the Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting separately as a single class.

        SECTION 4.03. The relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A


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Common Stock and Class B Common Stock of the Corporation shall be as described below:

        (a) Except as otherwise set forth below in this Article IV, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of the Class A Common Stock and Class B Common Stock shall be identical in all respects.

        (b) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Restated Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any entity (other than Common Stock of the Corporation) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed on each share shall be equal in number. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

        (c)     (1)     At every meeting of the stockholders of the Corporation
every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation in connection with all matters submitted to a vote of stockholders (subject to the terms of this Restated Certificate of Incorporation), and every holder of Class B Common Stock shall be entitled to four votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation in connection with the election and removal of directors and one vote in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation for all other matters submitted to a vote of stockholders. Except as may be otherwise required by law or by this Restated Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class and their votes shall be counted and totaled together, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation. Notwithstanding any other provision of this Restated Certificate of Incorporation to the contrary, holders of Class A Common Stock shall not be eligible to vote on any alteration or change in the powers, preferences, or special rights of the Class B Common Stock that would not adversely affect the rights of the Class A Common Stock; provided that, for the foregoing purposes, any alteration or change with respect to, and any provision for, the voluntary, mandatory or other conversion or exchange of the Class B Common Stock into or for Class A Common Stock on a one-for-one basis shall be deemed not to adversely affect the rights of the Class A Common Stock.


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                (2)     Except as otherwise provided by law, and subject to any
rights of the holders of Preferred Stock, the provisions of this Restated Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority of the votes entitled to be cast by the holders of outstanding shares of the Class A Common Stock and the Class B Common Stock, voting together as a single class (except as otherwise provided in paragraph (c)(1) of this Section 4.03 above); provided, however, that with respect to any proposed amendment of this Restated Certificate of Incorporation which would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the outstanding shares of the class affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of outstanding shares of the Class A Common Stock and the Class B Common Stock voting together as a single class as hereinbefore provided (except as otherwise provided in paragraph (c)(i) of this Section 4.03 above). To the fullest extent permitted by law, any increase in the authorized number of shares of any class or classes of stock of the Corporation or creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock.

                (3) Except as otherwise provided herein, every reference in this Restated Certificate of Incorporation to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of Voting Stock, Common Stock, Class A Common Stock, or Class B Common Stock shall refer to such majority or other proportion of the votes to which such shares of Voting Stock, Common Stock, Class A Common Stock or Class B Common Stock are entitled to cast. "Voting Stock" shall mean the then outstanding shares of capital stock entitled to vote generally on the election of directors and shall exclude any class or series of capital stock only entitled to vote in the event of dividend arrearages thereon, whether or not at the time of determination there are any such dividend arrearages.

        (d) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock, and the holders of Class A Common Stock and the holders of Class B Common Stock will be entitled to receive the same amount per share in respect thereof. For purposes of this paragraph (d), the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other entities (whether or not the Corporation is the entity surviving such consolidation or merger), in each case, that is voluntary, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

        (e) Except as shall otherwise be approved by a majority of the votes entitled to be cast by the holders of the outstanding shares of each class of Common Stock voting separately as a class, in case of any reorganization or any consolidation of the Corporation


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with one or more other entities or a merger of the Corporation with another entity in which shares of Class A Common Stock or Class B Common Stock are converted into (or entitled to receive with respect thereto) shares of stock and/or other securities or property (including cash), each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class B Common Stock and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, consolidation or merger by a holder of a share of Class A Common Stock. In the event that the holders of Class A Common Stock (or of Class B Common Stock) are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of Class A Common Stock and holders of Class B Common Stock are granted substantially identical election rights.

        (f)     (1)     Prior to the date on which shares of Class B Common
Stock are transferred to stockholders of Lucent Technologies Inc. in a Tax-Free Spin-Off (as defined in paragraph (f)(2) of this Section 4.03 below), each record holder of shares of Class B Common Stock may convert any or all of such shares into an equal number of shares of Class A Common Stock by surrendering the certificates for such shares, accompanied by any payment required for documentary, stamp or similar issue or transfer taxes and by a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock including for the purpose of the sale or other disposition of such shares of Class A Common Stock, and requesting that the Corporation issue all of such shares of Class A Common Stock to persons named therein, setting forth the number of shares of Class A Common Stock to be issued to each such person and the denominations in which the certificates therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender. Following a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer be convertible into shares of Class A Common Stock.

                (2) Prior to a Tax-Free Spin-Off, each share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by Lucent. Shares of Class B Common stock shall not convert into shares of Class A Common Stock (A) in any transfer effected in connection with a distribution of Class B Common Stock to security holders of Lucent Technologies Inc. in a transaction (including any distribution in exchange for or in respect of shares of capital stock or securities of Lucent Technologies Inc.) intended to qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision (a "Tax-Free Spin-Off") or (B) in any transfer after a Tax-Free Spin-Off. For purposes of this paragraph (f) of this Section 4.03, a Tax-Free Spin-Off shall be deemed to have occurred at the time shares are first transferred to stockholders of Lucent Technologies Inc. following receipt of an affidavit described in paragraph (f)(4) of this Section 4.03 below. For purposes of this paragraph (f) of this Section 4.03, each reference to a "person" shall be deemed to include not only a natural person, but also a corporation, partnership, limited liability company, joint venture, association, or other legal entity of any kind; each reference to a "natural person" (or to a "record holder" of shares, if a natural person) shall be deemed to include in his or her representative capacity a guardian, committee, executor, administrator or other legal representative of such natural person or record holder.

                For purposes of this Restated Certificate of Incorporation:

                        A. "Lucent Technologies Inc." shall mean Lucent Technologies Inc., a Delaware corporation, and all its successors by way of merger, consolidation or sale of all or substantially all of its assets;

                        B. The term "subsidiary" shall mean, as to any person or entity, a corporation, partnership, limited liability company, joint venture, association or other legal entity of any kind in which such person or entity beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests;

                        C. "Lucent" shall mean Lucent Technologies Inc. and all its subsidiaries, but shall not include the Corporation and its subsidiaries; and

                        D. "affiliate" and "beneficial ownership" shall have the respective meanings given to such terms in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

                Each share of Class B Common Stock shall automatically be converted into one share of Class A Common Stock on the date on which the outstanding shares of Class B Common Stock beneficially owned by Lucent represent less than 50% of the aggregate number of shares of the then outstanding Common Stock, provided that a Tax-Free Spin-Off has not occurred. For the avoidance of doubt, paragraph (c)(3) of this Section 4.03 shall not apply to the preceding sentence.

                Immediately upon such conversion, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion, subject to paragraph (f)(6) of this Section 4.03 below.

                (3) Prior to a Tax-Free Spin-Off, holders of shares of Class B Common Stock may (A) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer which meets the qualifications of paragraph (f)(4) below, and under no other circumstances, or (B) convert any or all of such shares into shares of Class A Common Stock, including for the purpose of effecting the sale or disposition of such shares of Class A Common Stock to any person as provided in paragraph
(f)(1) of this Section 4.03 above. Prior to a Tax-Free Spin-Off, no one other than those persons in whose names shares of Class B Common Stock become registered on the original stock ledger of the Corporation by reason of their record ownership of shares of common stock of the Corporation which are reclassified into shares of Class B Common Stock as provided in paragraph
(f)(l2) of this Section 4.03 below, or transferees or successive transferees who receive shares of Class B Common Stock in connection with a transfer which meets the qualifications set forth in paragraph (f)(4) of this Section 4.03 below, shall by virtue of the acquisition of a certificate for shares of Class B Common Stock have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for his or her own benefit the special rights and powers of a holder of shares of Class B Common Stock.

                Holders of shares of Class B Common Stock may at any and all times transfer to any person the shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock.

                (4) Prior to a Tax-Free Spin-Off, shares of Class B Common Stock may be transferred on the books of the Corporation and a new certificate therefor issued only if such transfer is from Lucent Technologies Inc. to one of its subsidiaries, from any such subsidiary to Lucent Technologies Inc., from one subsidiary of Lucent Technologies Inc. to another such subsidiary or from Lucent Technologies Inc. to its stockholders in connection with a Tax-Free Spin-Off. Any such transfer and issuance shall be effected, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the Corporation) of the certificate for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, together with an affidavit of Lucent Technologies Inc. stating the basis upon which such transfer is permitted pursuant to the foregoing sentence.

                Each affidavit of a record holder furnished pursuant to this paragraph (f)(4) shall be verified as of a date not earlier than five days prior to the date of delivery thereof, and, where such record holder is a corporation or partnership, shall be verified by an officer of the corporation or by a general partner of the partnership, as the case may be.

                If a record holder of shares of Class B Common Stock shall deliver a certificate for such shares, endorsed by such record holder for transfer or accompanied by an instrument of transfer signed by such record holder, to a person who receives such shares in connection with a transfer which does not meet the qualifications set forth in this paragraph (f)(4) of this
Section 4.03, then such person (or any successive transferee of such certificate) may treat such endorsement or instrument as authorizing such person (or such transferee) on behalf of such record holder to convert such shares in the manner above provided for the purpose of the transfer to such person (or such transferee) of the shares of Class A Common Stock issuable upon such conversion, and to give on behalf of such record holder the written notice of conversion above required, and may convert such shares of Class B Common Stock accordingly.

                If such shares of Class B Common Stock shall improperly have been registered in the name of a person not meeting the qualifications set forth in this paragraph (f)(4)(or in the name of any successive transferee of such certificate) and a new certificate therefor issued, such person or transferee shall surrender such new certificate for cancellation, accompanied by the written notice of conversion above required, in which case (A) such person or transferee shall be deemed to have elected to treat the endorsement on (or instrument of transfer accompanying) the certificate so delivered by such former record holder as authorizing such person or transferee on behalf of such former record holder so to convert such shares and so to give such notice, (B) the shares of Class B Common Stock registered in the name of such former record holder shall be deemed to have been surrendered for conversion as of the time of the transfer for the purpose of the transfer to such person or transferee of the shares of Class A Common Stock issuable upon conversion, and (C) the appropriate entries shall be made on the books of the Corporation to reflect such action.

                In the event that the Board of Directors of the Corporation (or any committee of the Board of Directors, or any officer of the Corporation, designated for the purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the certificate for shares of Class B Common Stock when presented for transfer, that such shares of Class B Common Stock have been registered in violation of the provisions of paragraph (f) of this Section 4.03, or shall determine that a person is enjoying for his or her own benefit the special rights and powers of shares of Class B Common Stock in violation of such provisions, then the Corporation shall take such action at law or in equity as is appropriate under the circumstances. An unforeclosed pledge made to secure a bona fide obligation shall not be deemed to violate such provisions. A holder of shares of Class B Common Stock shall be permitted to pledge such shares; provided that prior to the occurrence of a Tax-Free Spin-Off, no transfer of title to shares of Class B Common Stock to a pledgee or other person (other than Lucent) may occur without compliance with the provisions of the previous two subparagraphs of this paragraph (f)(4).

                (5) Prior to a Tax-Free Spin-Off, every certificate for shares of Class B Common Stock shall bear a conspicuous legend on the face thereof reading as follows:

                        "The shares of Class B Common Stock represented by this
                certificate may not be transferred to any person in connection with a transfer that does not meet the qualifications set forth in paragraph (f)(4) of Section 4.03 of the Restated Certificate of Incorporation of this corporation and no person who receives such shares in connection with a transfer which does not meet the qualifications prescribed by paragraph (f)(4) of said
                Section 4.03 is entitled to own or to be registered as the record holder of such shares of Class B Common Stock, but the record holder of this certificate may at such time and in the manner set forth in said Article IV of the Restated Certificate of Incorporation convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock for purposes of effecting the sale or other disposition of such shares of Class A Common Stock to any person. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

                Upon and after the transfer of shares in a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer bear the legend set forth above in this paragraph (f)(5).

                (6) Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this paragraph
(f), any
dividend, for which the record date or payment date shall be subsequent to such conversion, which may have been declared on the shares of Class B Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend which shall have been declared on such shares payable in shares of Class B Common Stock shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.

                (7) Prior to a Tax-Free Spin-Off, the Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.

                (8) In connection with any transfer or conversion of any stock of the Corporation pursuant to or as permitted by the provisions of this paragraph (f), or in connection with the making of any determination referred to in this paragraph (f), the Corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the Corporation responsible for making such transfer or determination or issuing Class A Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for the purpose) determines that there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts upon which any determination referred to in paragraph (f)(4) of this Section 4.03 above should be made, in either of which events the Corporation shall make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and have a reasonable time to complete such investigation.

                (9) The Corporation will not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to this paragraph (f), and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                (10) All rights to vote and all voting power (including, without limitation, the right to elect directors) shall be vested exclusively in the holders of Common Stock, voting together as a single class, except as otherwise expressly provided in this Restated Certificate of Incorporation, in a Certificate of Designation with respect to any Preferred Stock or as otherwise expressly required by applicable law.

                (11) No stockholder shall be entitled to exercise any right of cumulative voting.

                (12) Immediately upon the effectiveness of this Restated Certificate of Incorporation, each share of common stock of the Corporation issued and outstanding immediately prior to such effectiveness, shall be reclassified as 1,035,100 shares of Class B Common Stock.

                                    ARTICLE V
                               Stockholder Action

        SECTION 5.01. Effective as of the time at which Lucent Technologies Inc. shall cease to be the beneficial owner of an aggregate of at least a majority of the aggregate number of shares of the then outstanding Common Stock (the "Trigger Date"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. For the avoidance of doubt, Section 4.03 (c)(3) of this Restated Certificate of Incorporation shall not apply to the preceding sentence. Effective as of the Trigger Date, except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of Directors which the Corporation would have if there were no vacancies (the "Whole Board") or by the Chairman of the Board of Directors and, effective as of the Trigger Date, any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power (determined based on the matter being voted on) of all shares of Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article V.

                                   ARTICLE VI
                              Election of Directors

        SECTION 6.01. Unless and except to the extent that the By-laws of the Corporation (the "By-laws") shall so require, the election of Directors of the Corporation need not be by written ballot.

                                   ARTICLE VII
                               Board of Directors

        SECTION 7.01. Number, election and terms. Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of the Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (but shall not be less than three). The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the first annual meeting of stockholders following the effectiveness of this Restated Certificate of Incorporation, another class to be originally elected for a term expiring at the second annual meeting of stockholders following the effectiveness of this Restated Certificate of Incorporation, and another class to be originally elected for a term expiring at the third annual meeting of stockholders following the effectiveness of this Restated Certificate of Incorporation, with each class to hold office until its successor is duly elected and qualified. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until such person's successor shall have been duly elected and qualified.

        SECTION 7.02. Stockholder nomination of Director candidates; Stockholder proposal of business. Advance notice of stockholder nominations for the election of Directors and of the proposal of business by stockholders shall be given in the manner provided in the By-laws, as amended and in effect from time to time.

        SECTION 7.03. Newly created directorships and vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

        SECTION 7.04. Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect and remove Directors under specified circumstances, (i) prior to the Trigger Date, any Director may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class and (ii) on and after the Trigger Date, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class.

        SECTION 7.05. Amendment, repeal, etc. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power (determined based on the matter being voted on) of all Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article VII.

                                  ARTICLE VIII
                                     By-laws

        SECTION 8.01. The By-laws may be altered or repealed and new By-laws may be adopted (a) at any annual or special meeting of stockholders, by the affirmative vote of the holders of a majority of the voting power (determined based on the matter being voted on) of the Voting Stock then outstanding, voting together as a single class; provided, however, that any proposed alteration or repeal of, or the adoption of any By-law inconsistent with, Section 2.02 or 2.07 of the By-laws or this sentence, by the stockholders shall require the affirmative vote of the holders of at least 80% of the voting power (determined based on the matter being voted on) of all Voting Stock then outstanding, voting together as a single class; provided, further, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new By-law or By-laws must be contained in the notice of such special meeting, or (b) by the affirmative vote of a majority of the Whole Board. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power (determined based on the matter being voted on) of all Voting Stock then outstanding, voting together as a single class shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article VIII.

                                   ARTICLE IX
                    Amendment of Certificate of Incorporation

        SECTION 9.01. The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in
Article X, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power (determined based on the matter being voted on) of all shares of Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal
Article V, VII, VIII or this sentence.

                                    ARTICLE X
                       Limited Liability; Indemnification

        SECTION 10.01. Limited Liability of Directors. A Director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except, if required by the DGCL, as amended from time to time, for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the Director derived an improper personal benefit. Neither the amendment nor repeal of this Section 10.01 shall eliminate or reduce the effect of this

Section 10.01 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 10.01 would accrue or arise, prior to such amendment or repeal.

        SECTION 10.02. Indemnification and Insurance. (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other legal entity of any kind, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The Corporation shall pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a Director or officer in such person's capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section 10.02 or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

        (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section 10.02 is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 10.02 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested Directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any Director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

        (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        (e) Severability. If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(i) the validity, legality and enforceability of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article X (including, without limitation, each such portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                   ARTICLE XI
                             Section 203 of the DGCL

        SECTION 11.01. The Corporation hereby elects not to be governed by
Section 203 of the DGCL.